Exhibit 99.1

CurrencyWorks Announces US$500,000 Strategic Financing Led By Management

Los Angeles, CA, December 29, 2021 – CurrencyWorks Inc. (“CurrencyWorks” or the “Company”), (CSE: CWRK and OTCQB: CWRK), a blockchain pioneer,NFT,and digital payment provider,today announced that the Company intends to complete a non-brokered private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 or Regulation S under the Securities Act of 1933, as applicable, pursuant to which the Company plans to sell to Jimmy Geiskopf, Cameron Chell and Swapan Kakumanu, directors and executive officers of the Company, shares of common stock for gross proceeds of US$50,000 of the Company. These shares are to be priced at the market as of the market close (OTCQB) on Tuesday, December 28, 2021 with no discount, no warrant and will be subject a hold period under United States securities laws and, if applicable, under Canadian securities laws.

In addition to the private placement, the Company has entered into a securities purchase agreement with Blockchain Capital Corp., a strategic investor, for the purchase of 1,956,521 shares of common stock and warrants to purchase 1,956,521 shares of common stock in a registered direct offering. The purchase price for one share of common stock and one warrant to purchase one share of common stock is US$0.23. The warrants have an exercise price of US$0.288 per share, will be immediately exercisable and expire two years from the issue date. The registered direct offering is expected to close on or about December 29, 2021, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the registered direct offering for general corporate or working capital purposes.

The securities being offered in the registered direct offering described above are being offered pursuant to a “shelf” registration statement (File No. 333-255477) filed with the Securities and Exchange Commission (SEC) on April 23, 2021 and declared effective on May 4, 2021. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the registered direct offering of the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering of the securities may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting the Company at 3250 Oakland Hills Court, Fairfield, California 94534.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About CurrencyWorks

CurrencyWorks Inc. (CSE: CWRK and OTCQB: CWRK) is a publicly traded company that builds and operates blockchain platforms for digital currencies, assets, and tokens.

Company Contact

Bruce Elliott, President

Phone: 424-570-9446

Bruce.elliott@currencyworks.io

Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things: statements regarding the intended use of proceeds and the expected closing date of the registered direct offering. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its prospectus supplement and accompanying prospectus related to the registered direct offering/reports and other documents filed with the SEC and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.